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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of WCB Holding Corp. of our reports dated February 17, 2000 relating to the financial statements and financial statement schedules, which appear in Entergy Corporation's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

New Orleans, Louisiana
August 21, 2000